                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
ChemFirst Inc.:


We consent to incorporation by reference in the registration statement (No. 333-18691) on Form S-8 of ChemFirst Inc. of our report dated May 17, 2002 relating to the financial statements and supplemental schedule of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2001 annual report on Form 11-K of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan.

                                       /s/ KPMG LLP

Jackson, Mississippi
June 26, 2002